EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 26, 2007, accompanying the consolidated financial statements of Brookwood Pharmaceuticals, Inc. and subsidiary included in Amendment No. 1 to the Current Report on Form 8-K of SurModics, Inc. We hereby consent to the incorporation by reference of said report in Registration Statement No. 333-123524 on Form S-3 and Registration Statement Nos. 333-104258, 333-64171, 333-64173, 333-79741, 333-54266 and 333-123521 on Form S-8.
/s/ Warren, Averett, Kimbrough & Marino, LLC
Birmingham, Alabama
October 15, 2007